FIRST VALLEY BANCORP, INC. FORM 10-QSB QUARTERLY REPORT
MARCH 31, 2007

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Valley Bancorp, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Messier, Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert L. Messier, Jr.
Robert L. Messier, Jr.
President and CEO

The foregoing is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report or as a separate disclosure document.